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                                                                     Exhibit 2.6
                                                                     -----------


                                     WARRANT
                                     -------

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, A "NO-ACTION" LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR THE "SEC") WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                        Patient Portal Technologies, Inc.

                          WARRANT NO. NOVEMBER 2007 101
                          -----------------------------

                             Dated: November 1, 2007


Patient Portal Technologies, Inc., a corporation organized under the laws of the State of Delaware ("Company"), hereby certifies that, for value received from Dutchess Private Equities Fund, Ltd., a Cayman Island exempted company ("Holder"), is entitled, subject to the terms set forth below, to purchase from Company up to a total of twenty-two million eight hundred and twenty-six thousand eight-six (22,826,086) shares of the common stock, $0.001 par value per share (the "Common Stock"), of Company (the "Warrant Shares"), at an exercise price equal to 46/100 ($.46) per share (the "Exercise Price"). This Warrant may be exercised on a cashless basis anytime after issuance through and including the fifth (5th) anniversary of its original issuance as noted above (the "Expiration Date"), subject to the following terms and conditions:

         1. Registration of Warrant. Company shall, from time to time and whenever requested by Holder, register this Warrant in conformity with records to be maintained by Company for such purpose (the "Warrant Register") in the name of Holder. Company shall treat the registered Holder of this Warrant as the absolute owner hereof for any and all purposes, including the exercise hereof or any distribution to Holder, and Company shall not be affected by notice to the contrary.

         2. Registration of Transfers and Exchanges.

              (a) Company or the transfer agent shall enter or record the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant to Company at the office specified herein or pursuant to Section 11 hereof. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant hereinafter referred to as a "New Warrant"), evidencing the portion of



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

this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

              (b) This Warrant is exchangeable, upon the surrender hereof by Holder to the office of Company specified herein or pursuant to Section 3(b) hereof for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant shall be dated as of the date of such exchange.

         3. Duration and Exercise of Warrants.

              (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 p.m., Boston time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 p.m., Boston time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, Company may not call or otherwise redeem this Warrant without the prior written consent of Holder, which consent shall be given or withheld at the sole and absolute discretion of Holder.

              (b) Subject to Section 2(b), Section 6 and Section 10 hereof, upon: (i) surrender of this Warrant, together with the Form of Election to Purchase attached hereto duly completed and signed, to Company at its address for notice set forth in Section 11 hereof; and (ii) payment of the Exercise Price multiplied by the number of Warrant Shares that Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by Holder in the Form of Election to Purchase, Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined below)) issue or cause to be issued and cause to be delivered to Holder in such name(s) as Holder may designate, a certificate for the Warrant Shares issuable upon such exercise and free of restrictive legends unless (A) a registration statement covering the resale of the Warrant Shares and naming Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act then the Warrant Shares will bear a Securities Act restrictive legend, or (B) this Warrant shall have been issued pursuant to a written agreement between the original Holder and Company, as required by such agreement. Any person so designated by Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A "Date of Exercise" means the date on which Company shall have received (I) this Warrant (or any New Warrant, as applicable), together with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed; and (II) payment of the Exercise Price for the number of Warrant Shares so indicated by Holder hereof to be purchased.



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

              (c) This Warrant shall be exercisable in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. In the event the Common Stock representing the Warrant Shares is not delivered per the written instructions of Holder within five (5) business days after the Notice of Election and Warrant is received by Company (the "Delivery Date"), then Company shall pay to Holder in cash two percent (2.0%) of the dollar value of the Warrant Shares to be issued per each day after the Delivery Date that the Warrant Shares are not delivered. Company acknowledges that its failure to deliver the Warrant Shares by the Delivery Date will cause Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties hereto agree that it is appropriate to include in this Warrant this provision for liquidated damages. The parties hereto acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and therefore agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. Notwithstanding the foregoing, the payment of liquidated damages shall not relieve Company from its obligations to deliver the Common Stock pursuant to the terms of this Warrant. Company shall make any payments incurred under this Section 3 in immediately available funds within five (5) business days from the date of issuance of the applicable Warrant Shares. Nothing herein shall limit Holder's right to pursue actual damages or cancel the Notice of Election for Company's failure to issue and deliver Common Stock to Holder within seven (7) business days following the Delivery Date.

         4. Registration Rights. During the term of this Warrant, Company agrees to use its best efforts to file a registration statement with the SEC covering the resale of the Warrant Shares and naming Holder as a selling stockholder thereunder on or before twenty-one days from the Closing Date (as such term is defined in the Registration Rights Agreement between Holder and Company of even date herewith) (unless the Warrant Shares are otherwise freely transferable without volume restrictions pursuant to Rule 144(k) or Rule 144A promulgated under the Securities Act). The registration rights granted to Holder pursuant to this Section shall continue until all of Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date, or as otherwise provided in the Debenture Registration Rights Agreement entered into between Company and the original Holder as of the original issuance date hereof. Company will pay all registration expenses in connection therewith.

         5. Payment of Taxes. Upon the exercise of this Warrant, Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares; provided, however, that Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of Holder. Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.


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

         6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall comply with such other reasonable regulations and procedures and pay such other reasonable charges as Company may prescribe.

         7. Reservation of Warrant Shares. Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than Holder (taking into account the adjustments and restrictions of Section 8 hereof). Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. If Company does not have a sufficient amount of Common Stock authorized to reserve for the Warrant Shares, it shall, as soon as reasonably practicable, use its best efforts to increase the number of its authorized shares such that Company will have a sufficient amount of Common Stock authorized to reserve for the Warrant Shares.

         8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, Holder shall thereafter but prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

              (a) An adjustment shall be made, if Company, at any time while this Warrant is outstanding (i) pays a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make distribution(s) on shares of its Common Stock or on any other class of capital stock and not the Common Stock payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares. If either (i), (ii) or (iii) above occurs, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury


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

shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

              (b) In case of any reclassification of the Common Stock, any consolidation or merger of Company with or into another entity, the sale or transfer of all or substantially all of the assets of Company, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

              (c) At any time while this Warrant is outstanding, if Company distributes to all holders of Common Stock (and not to holders of this Warrant) evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 8(a), Section 8(b) and Section 8(d) hereof), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by Company's independent certified public accountants that regularly examines the financial statements of Company (the "Appraiser").

              (d) If, at any time while this Warrant is outstanding, Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock for a consideration per share less than the lower of the Exercise Price then in effect and the then fair market value of the Common Stock, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest one hundredth of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, and


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

(ii) the number of shares of Common Stock which the aggregate consideration received (or to be received, assuming exercise or conversion in full of such rights, warrants and convertible securities) for the issuance of such additional shares of Common Stock would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

              (e) For the purposes of this Section 8, the following clauses shall also be applicable:

                     (i) Record Date. In case Company shall take a record of Holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                     (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

              (f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

              (g) Whenever the Exercise Price is adjusted pursuant to Section 8(c) hereof, Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such additional appraiser appointed under this Section 8(g). Holder shall promptly mail or cause to be mailed to Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above, if:

                     (i)  Company   shall  declare  a  dividend  (or  any  other
distribution) on its Common Stock;


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

                     (ii) Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

                     (iii) Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

                     (iv) the approval of any stockholders of Company shall be required in connection with any reclassification of the Common Stock of Company, any consolidation or merger to which Company is a party, any sale or transfer of all or substantially all of the assets of Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                     (v) Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of Company, then Company shall cause to be mailed to Holder at their last addresses as they shall appear upon the Warrant Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which Holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         9. Payment of Exercise Price. Holder, at its sole election, may pay the Exercise Price in one of the following manners:

              (a) Cash Exercise. Holder shall deliver immediately available funds; or

              (b) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by Holder at such time, this Warrant may also be exercised at such time by means of a cashless exercise. In such event, Holder shall surrender this Warrant to Company, together with a notice of cashless exercise, and Company shall issue to Holder the number of Warrant Shares determined as follows:


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
                                 X = Y (A-B)/A

                                 where:
                                 X = the number of Warrant Shares to be issued to Holder.

                                 Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                                 A = the average closing bid price of the Common Stock for the five (5) trading days immediately prior to the Date of Exercise.

                                 B = the Exercise Price.

For purposes of Rule 144 of the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

              (c) Notwithstanding anything in this Warrant to the contrary, Holder is limited in the amount of this Warrant it may exercise. In no event shall Holder be entitled to exercise any amount of this Warrant in excess of that amount upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by Holder, and (ii) the number of Warrant Shares issuable upon the exercise of any Warrants then owned by Holder, would result in beneficial ownership by Holder of more than four and ninety-nine one hundredths percent (4.99%) of the outstanding shares of Common Stock of Company, as determined in accordance with Rule13d-1(j) of the Exchange Act. Furthermore, Company shall not process any exercise that would result in beneficial ownership by Holder of more than four and ninety-nine one hundredths percent (4.99%) of the outstanding shares of Common Stock of Company.

         10. Fractional Shares. Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

         11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. Boston time on a business day, (b) the business day


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

after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. Boston time on any date and earlier than 11:59 p.m. Boston time on such date, (c) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

                  If to Company:            Attn: Kevin Kelly
                                            Patient Portal Technologies, Inc.
                                            7108 Fairway Drive, Ste. 215
                                            Palm Beach Gardens, FL 33418
                                            Telephone: (561) 630-7688
                                            Fax: _____________________


                  If to Holder:             Dutchess Capital Management, LLC
                                            50 Commonwealth Ave, Suite 2
                                            Boston, MA  02116
                                            Attention: Douglas Leighton
                                            Telephone: (617) 301-4700
                                            Facsimile: (617) 249-0947

         12. Warrant Agent. Company shall serve as warrant agent under this Warrant. Upon thirty (30) days notice to Holder, Company may appoint a new warrant agent. Any corporation into which Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which Company or any new warrant agent shall be a party or any corporation to which Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further action. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to Holder at Holder's last address as shown on the Warrant Register.

         13. Miscellaneous.

              (a) This Warrant shall be binding on and inure to the benefit of the parties hereto. This Warrant may be amended only in writing signed by Company and Holder.

              (b) Nothing in this Warrant shall be construed to give to any person or corporation other than Company and Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of Company and Holder.


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

              (c) This Warrant and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

              (d)  The  headings  herein  are  for  convenience   only,  do  not
constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

              (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

              (f) Company hereby represent and warrants to Holder that: (i) it is voluntarily issuing this Warrant of its own freewill, (ii) it is not issuing this Warrant under economic duress, (iii) the terms of this Warrant are reasonable and fair to Company, and (iv) Company has had independent legal counsel of its own choosing review this Warrant, advise Company with respect to this Warrant, and represent Company in connection with its issuance of this Warrant.

              (g) Any capitalized term used but not defined in this Warrant shall have the meaning ascribed to it in the Transaction Documents (as such term is defined in that certain Debenture Registration Rights Agreement, of even date herewith, by and between Company and Holder).

              (h) This Warrant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Warrant. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

              (i) This Warrant and the obligations of Company hereunder shall not be assignable by Company.

              (j) Notwithstanding anything in this Warrant to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) Holder makes no representations or covenants that it will not engage in trading in the securities of Company; (ii) Company shall, by 8:30 a.m. Boston time on the trading day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Transaction Documents; (iii) Company has not and shall not provide material non-public information to Holder unless prior thereto Holder Party shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) Company understands and confirms that Holder will be relying on the acknowledgements set forth in clauses (i) through (iii) above if Holder effects any transactions in the securities of Company.

         14. Disputes Under This Agreement.

         All disputes arising under this Warrant shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties hereto will submit all disputes arising under this Agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (the "AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party hereto will challenge the jurisdiction or venue provisions provided in this Section 14. Nothing in this Section 14 shall limit Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

         14. Time.

         Time is of the essence of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Warrant as of the date first above written.


                               Patient Portal TECHNOLOGIES, Inc.


                               By ________________________________
                               Kevin Kelly, Chief Executive Officer


                               By:________________________________
                               Thomas Hagan, Secretary, Acting CFO and Director


                               By:________________________________
                               David Wolf , Chief Operating Officer




                               DUTCHESS PRIVATE EQUITIES FUND, LTD.


                               By: __________________________________
                               Name: Douglas H. Leighton
                               Title: Director

                                    EXHIBIT A
                                    ---------

                          FORM OF ELECTION TO PURCHASE

Patient Portal Technologies, Inc.

Re: Intention to Exercise Right to Purchase Shares of Common Stock Under
-------------------------------------------------------------------------
the Warrant
-----------

Gentlemen:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _________________shares of Common Stock, $0.001 par value per share, of Patient Portal Technologies, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check(s), which sum represents the aggregate Exercise Price for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant. Any capitalized terms used but not defined in this Form of Election to Purchase shall have the meaning ascribed to them in the accompanying Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:


________________________________________________________________________________
                          (Please insert SS# or FEIN #)



________________________________________________________________________________
                         (Please print name and address)

         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________
________________________________________________________________________________


Dated: _____________, _____               Name of Holder:

                                          Signed:_______________________________

                                          Print Name:___________________________

                                          Title:________________________________


          (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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